UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background

As previously reported, on October 18, 2015, CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Enghouse Systems Limited, an Ontario corporation (“Parent”), and New Acquisitions Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser agreed to acquire the Company pursuant to a tender offer transaction.

Pursuant to the Merger Agreement, on November 4, 2015, Purchaser commenced a tender offer (the “Offer”) to purchase all the outstanding shares (“Shares”) of the Company’s Class A common stock, par value $0.01 per share, at a cash purchase price of $0.61 per Share, without interest and less any applicable withholding taxes (the “Offer Price”).

On December 4, 2015 at 9:00 a.m. New York City time, the Offer expired. Based on information from American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the expiration of the Offer, 25,913,579 Shares (including 244,960 Shares subject to guarantees of delivery) were validly tendered and not withdrawn in the Offer, representing approximately 79% of the issued and outstanding Shares on a fully diluted basis. On December 7, 2015, Purchaser accepted for payment all of the tendered Shares for an aggregate purchase price of $15,807,283.20 for such tendered Shares.

On December 7, 2015, pursuant to the terms of the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase from the Company an aggregate number of additional Shares such that, when added to the number of Shares already owned by Parent and Purchaser at the time of the exercise of such option, Parent and Purchaser owned at least one share more than 90% of the Shares outstanding on a fully-diluted basis. Pursuant to the exercise of the Top-Up Option, Purchaser purchased from the Company a total of 12,236,160 newly issued Shares (the “Top-Up Option Shares”) for an aggregate purchase price per share equal to the Offer Price, representing an aggregate purchase price of $7,464,057.60 for the Top-Up Option Shares. The Top-Up Option Shares, combined with the Shares acquired by Purchaser in the Offer, represented 90% of the then outstanding Shares.

Following consummation of the Offer and the exercise of the Top-Up Option, on December 7, 2015 (the “Effective Time”), pursuant to the terms of the Merger Agreement and applicable law, Purchaser merged (the “Merger”) with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent and without the need for a meeting of the Company’s stockholders.

At the Effective Time, each outstanding Share not tendered and accepted pursuant to the Offer (other than Shares owned by Parent, Purchaser and the Company and its subsidiaries and Shares as to which appraisal rights are perfected in accordance with applicable law), were cancelled and converted into the right to receive the Offer Price in cash, without interest and less any applicable withholding taxes.

In addition, at the Effective Time, each stock option to purchase Shares (“Stock Options”) and each warrant to purchase Shares (“Warrants”) that was outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, was automatically canceled by virtue of the Merger and, in consideration for the cancellation of such Stock Options and Warrants and in settlement therefor, each holder of such Stock Options and Warrants became entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to (i) the excess, if any, of (a) the Offer Price over (b) the exercise price per Share previously subject to such Stock Option or Warrant, as applicable, multiplied by (ii) the total number of Shares previously subject to such Stock Option or Warrant, as applicable. Further, at the Effective Time, each restricted stock unit issued by the Company (“RSUs”) that was outstanding immediately prior to the Effective Time, whether or not then vested, was automatically canceled by virtue of the Merger and, in consideration of the cancellation of such RSUs and in settlement therefor, each holder of such RSUs became entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (i) the aggregate number of Shares previously subject to such RSU, multiplied by (ii) the Offer Price per Share. Payment of the consideration described in this paragraph is payable to the holders of cancelled Stock Options, Warrants and RSUs, as applicable, no later than twenty-five calendar days after the Effective Time.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 19, 2015 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in the Introductory Note is incorporated by reference into this Item 3.02. The issuance of the Top-Up Option Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, on December 7, 2015, each of John Birbeck, Bengt Dahl, Thomas W. Grein, Salah N. Osseiran, Siddhartha S. Rao and Michael J. Reinarts resigned as directors of the Company as of the Effective Time. Pursuant to the Merger Agreement, as of the Effective Time, Steve Sadler (the “New Director”), the sole director of Purchaser immediately prior to the Effective Time, became the sole director of the Company.

On December 7, 2015, upon completion of the Merger, Manfred Hanuschek was notified by the Company that his employment and service as the Company’s Chief Executive Officer and President would cease on February 5, 2016.

As previously disclosed, on October 30, 2015, the Company entered into a letter agreement (the “Letter Agreement”), by and among the Company, Parent and Nathan Habegger, the Company’s Chief Financial Officer, pursuant to which, among other things, subject to the consummation of the Merger, Mr. Habegger agreed to resign from his position as Chief Financial Officer of the Company immediately following the Effective Time. On December 7, 2015, pursuant to the Letter Agreement, Mr. Habegger resigned as Chief Financial Officer of the Company, but Mr. Habegger will continue to perform the functions of the Company’s principal financial officer during a transition period.

The Company has not entered into any transactions with the New Director that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, on December 7, 2015, (i) the Company’s certificate of incorporation was amended and restated to read as the certificate of incorporation of Purchaser in effect immediately prior to the Effective Time, except that all references therein to Purchaser were automatically amended and became references to the Company, as the surviving entity in the Merger (the “Amended and Restated Certificate of Incorporation”), and (ii) the Company’s Amended By-laws were amended and restated to read as the bylaws of Purchaser in effect immediately prior to the Effective Time, except that all references therein to Purchaser were automatically amended and became references to the Company, as the surviving entity in the Merger (the “Amended and Restated Bylaws”).

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On December 8, 2015, the Company issued a joint press release with Parent announcing the expiration of the Offer and the consummation of the Merger, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	First Amended and Restated Certificate of Incorporation of CTI Group (Holdings) Inc.*

3.2	Amended and Restated Bylaws of CTI Group (Holdings) Inc.*

99.1	Joint Press Release dated December 8, 2015.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI GROUP (HOLDINGS) INC.

Dated: December 8, 2015	By:	/s/ Manfred Hanuschek
		Name:	Manfred Hanuschek
		Title:	Chief Executive Officer and President